UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 10, 2011

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

13125 Danielson Street, Suite 101
Poway, California 92064
 (Address of Principal Executive Offices, Zip Code)

(619) 501-3932
(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Issuance of Unregistered Securities.

First and effective May 10, 2011, the Company’s Board of Directors issued $100,000 in Convertible Debentures to Kevin K. Claudio in payment of $100,000 in accrued and unpaid compensation previously earned by Mr. Claudio.  The issuance of the Convertible Debenture was undertaken in accordance with the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.  The Company did not receive any cash or other consideration for the issuance of the Convertible Debenture since the issuance was undertaken to pay an existing liability and no commissions or fees were paid to any third party or otherwise incurred by the Company in connection with the issuance of the Convertible Debenture to Mr. Claudio.  A copy of the Convertible Debenture issued to Mr. Claudio is attached.

Second and effective May 11, 2011, the Company’s Board of Directors issued $233,500 in Convertible Debentures to James Tilton in payment of $233,500 in accrued and unpaid payables due Mr. Tilton.  The issuance of the Convertible Debenture was undertaken in accordance with the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.  The Company did not receive any cash or other consideration for the issuance of the Convertible Debenture since the issuance was undertaken to pay an existing liability and no commissions or fees were paid to any third party or otherwise incurred by the Company in connection with the issuance of the Convertible Debenture to Mr. Tilton. A copy of the Convertible Debenture issued to Mr. Tilton is attached.

Item 5.02    Election of Directors and Appointment of Certain Officers.

Effective May 11, 2011, the Company’s Board of Directors elected Kevin K. Claudio, the Company’s Chief Financial Officer, to serve as a Director of the Company and serving on the Company’s Board of Directors.

Effective May 11, 2011, the Company’s Board of Directors elected James Tilton, the Company’s Chief Operating Officer and a Director, to serve as the Company’s President and Chairman of the Board of Directors.

Item 5.03    Amendment to Articles of Incorporation or Bylaws.

Effective May 12, 2011, the Company’s Board of Directors, pursuant to Article 3 of the Company’s Amended and Restated Articles of Incorporation, designated 1,000,000 shares of the Company’s 5,000,000 shares of authorized preferred stock as Series A Preferred Stock.  The Series A Preferred Stock have certain conversion and redemption rights with super voting rights equal to 1,850 votes per share. The Series A preferred Stock is not entitled to receive any dividends. A Certificate of Designation of Preferences for the Series A Preferred Stock is to be filed with the Nevada Secretary of State.

No shares of the Company’s Series A Preferred Stock have been issued but the Board of Directors is exploring possible transactions that may result in the issuance of the Series A Preferred Stock. A copy of the Certificate of Designation of Preferences for the Series A Preferred Stock is attached hereto.

Item 7.01    Regulation FD Disclosure

Effective May 10, 2011, the Company issued $100,000 in Convertible Debentures to Kevin K. Claudio in payment of $100,000 in accrued and unpaid compensation previously earned by Mr. Claudio.

Effective May 11, 2011, the Company’s Board of Directors issued $233,500 in Convertible Debentures to James Tilton in payment of $233,500 in accrued and unpaid payables due Mr. Tilton.

Effective May 12, 2011, the Company’s Board of Directors, pursuant to the provisions of Article 3 of the Company’s Amended and Restated Articles of Incorporation, designated 1,000,000 shares of the Company’s 5,000,000 shares of authorized preferred stock as Series A Preferred Stock.   In general, Article 3 provides that the Company’s Board of Directors has the authority to designate one or more series of preferred stock each with such rights and privileges as the Board of Directors determines without having to obtain the consent of the Company’s common stockholders.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.4a         Copy of Certificate of Designation of Preferences – Series A Preferred Stock
Exhibit 10.1         Convertible Debenture - issued to Kevin K. Claudio
Exhibit 10.2         Convertible Debenture - issued to James Tilton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

Date: May 14, 2011	By:	/s/ Kevin K. Claudio
Name: Kevin K. Claudio
Title: Chief Financial Officer

Exhibits

Exhibit	Description

Exhibit 3.4a	Copy of Certificate of Designation of Preferences – Series A Preferred Stock
Exhibit 10.1	Convertible Debenture - issued to Kevin K. Claudio
Exhibit 10.2	Convertible Debenture - issued to James Tilton